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                                                                    Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------

We consent to the incorporation by reference in this Registration Statement of Nassda Corporation on Form S-8 of our report dated October 8, 2001, appearing in the Prospectus, which is part of the Registration Statement No. 333-68934 of Nassda Corporation on Form S-1 and of our report dated October 8, 2001 relating to the financial statement schedule appearing elsewhere in the Registration Statement on Form S-1.

/s/  Deloitte & Touche LLP

San Jose, California
December 12, 2001